UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

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BARNWELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-5103	72-0496921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 (Address of principal executive offices)	96813 (Zip Code)

Registrant's telephone number, including area code: (808) 531-8400

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01  Entry into a Material Definitive Agreement.
Barnwell of Canada, Limited ("Barnwell Canada") and Octavian Oil Ltd. ("Octavian"), each a subsidiary of Barnwell Industries, Inc. (the "Company"), entered into a Purchase and Sale Agreement with Eagle Energy Inc. ("Eagle") whereby Eagle would sell its interests in certain oil and natural gas properties located in the Twining area of Alberta, Canada (the "Purchase and Sale Agreement").
The purchase price for those interests is approximately US$10,500,000, at current Canadian dollar exchange rates, and is subject to customary adjustments to the purchase price at closing, including adjustments to reflect an effective date of sale of July 1, 2018.  The purchase price will be paid from the Company's available cash.
Certain of the assets which would be conveyed to Barnwell Canada and Octavian pursuant to the Purchase and Sale Agreement are subject to third parties' rights of first refusal.  If one or more of such third parties exercises their rights of first refusal, the assets being transferred to Barnwell Canada and Octavian would be reduced, as well as the purchase price to be paid by Barnwell Canada and Octavian.
The closing of the transaction is expected to occur in August 2018.
The description of terms of the Purchase and Sale Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Purchase and Sale Agreement, the form of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 7.01  Regulation FD Disclosure.
On July 23, 2018, the Company issued a press release announcing the execution of the Purchase and Sale Agreement.  A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information disclosed under this Item 7.01 shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section.  The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Exchange Act or the United States Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated July 19, 2018, between Barnwell of Canada, Limited, Octavian Oil Ltd. and Eagle Energy Inc.

99.1	Press release dated July 23, 2018

*
The schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  July 25, 2018

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated July 19, 2018, between Barnwell of Canada, Limited, Octavian Oil Ltd. and Eagle Energy Inc.

99.1	Press release dated July 23, 2018

*
The schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

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